Exhibit 10.5

LOAN AGREEMENT

Dated as of March 1, 1998

By and Between

CITY OF LADYSMITH, WISCONSIN

and

CITYFOREST CORPORATION

Relating to:

$27,000,000

CITY OF LADYSMITH, WISCONSIN

VARIABLE RATE DEMAND SOLID WASTE DISPOSAL FACILITY
REVENUE BONDS,

SERIES 1998 (CITYFOREST CORPORATION PROJECT)

Notice of Assignment:

All rights and interest of the City of Ladysmith under this Loan Agreement have (with certain exceptions) been assigned to Norwest Bank Wisconsin, N.A., Milwaukee, Wisconsin, under an Indenture of Trust dated even herewith.

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Section 11.04	Captions and Dates	24
Section 11.05	Counterparts	24
Section 11.06	Notices	24
Section 11.07	Severability	24
Section 11.08	Termination	25
Section 11.09	Limited Liability of Issuer	25

EXHIBITS

Exhibit A - Form of Promissory Note
Exhibit B - Form of Conversion Notice
Exhibit C - Form of Reset Notice
Exhibit D - Form of Requisition
Exhibit E - Eligible Costs of the Project

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LOAN AGREEMENT

THIS LOAN AGREEMENT, made and entered into as of March 1, 1998, by and between the CITY OF LADYSMITH, WISCONSIN, a political subdivision and body corporate and politic existing under the laws of the State of Wisconsin (the “Issuer”) and CITYFOREST CORPORATION, a Minnesota corporation authorized to do business in the state of Wisconsin (the “Borrower”);

WITNESSETH:

WHEREAS, the Issuer is authorized pursuant to the provisions of the laws of the State of Wisconsin, including specifically, but without limitation, Section 66.521, Wisconsin Statutes (the “Act”), to issue its revenue bonds to finance or refinance all or any part of the construction, equipping, re-equipping, acquisition, purchase, installation, reconstruction, rebuilding, rehabilitation, improving, supplementing, replacing, maintaining, repairing, enlarging, extending or remodeling of qualified projects and the improvement of sites therefor within and outside of the territory of the Issuer; and

WHEREAS, the Issuer is further authorized by the Act to issue its revenue bonds, payable solely and only from the revenues and receipts to be derived by the Issuer from the Borrower, to provide funds to pay, in whole or in part, or to reimburse the Borrower for, the costs of such qualified projects; and

WHEREAS, the Issuer has induced the Borrower to proceed with the Project (as hereinafter defined) in the territory of the Issuer by offering to issue the Bonds (as hereinafter defined) and to loan the proceeds thereof to the Borrower for the purpose of paying certain costs of the Project; and

WHEREAS, the Issuer will receive substantial municipal benefits from the Project, including by way of illustration but not limitation: retention of and more steady employment of its citizens resulting in the alleviation of unemployment within the Issuer; maintenance or increase in the tax base of the Issuer resulting in greater support for education and municipal services; stimulation for expansion of existing and new business; stimulation of private investment funds from financial institutions; and betterment of the Issuer’s environment and economy; and

WHEREAS, the Issuer’s governing body has found and determined that the Project is a qualified project under the Act, that the Borrower is an eligible participant under the Act, and that this Loan Agreement meets the requirements of a revenue agreement under the Act; and

WHEREAS, the Issuer’s governing body has found and determined the financing of the Project with the Bonds will serve the intended accomplishments of public purpose and will in all respects conform to the provisions and requirements of the Act; and

WHEREAS, the execution and delivery of this Loan Agreement have been in all respects duly and validly authorized by resolution of the Issuer’s governing body, and no sufficient petition for a referendum has been filed pursuant to the provisions of subsection (10)(d) of the Act;

WHEREAS, the execution and delivery of this Loan Agreement have been in all respects duly and validly authorized by resolution of the Issuer’s governing body;

NOW, THEREFORE, in consideration of the premises and of the covenants and undertakings herein expressed, the Issuer and the Borrower agree as follows:

ARTICLE I

DEFINITIONS AND USE OF PHRASES

Section 1.01  Definitions.

As used in this Loan Agreement and the recitals hereto, the terms and phrases defined in the Indenture of Trust dated even herewith between the Issuer and U.S. Bank National Association, as trustee, shall, except as set forth below, have the same meanings herein. In addition:

“Bond Discount” means the difference, if any, between the Bond Amount and the price at which the Bonds are sold by the Issuer to the original purchaser(s) of the Bonds.

“Eligible Costs of the Project” means the following categorical costs of providing the Project:

(a) the “Bond Issuance Costs”, namely the costs, fees and expenses incurred or to be incurred by the Borrower in connection with the issuance and sale of the Bonds which are subject to the limitation described in Section 147(g)(l) of the Internal Revenue Code, including commitment, underwriting, remarketing or other financing fees, the fees and disbursements of Bond Counsel, the Trustee’s acceptance fee, the filing and recording fees in connection with any filings or recording necessary under the Indenture or to perfect the lien thereof, any administrative fee of the Issuer, the fees and disbursements of counsel to the Issuer, the fees and disbursements of counsel to the Borrower, the fees and disbursements of counsel to the underwriter, the fees and disbursements of counsel to the Credit Facility Provider, rating agency fees, the fees and disbursements of the Borrower’s accountants, the costs of preparing or printing the Bonds and the documentation supporting the issuance of the Bonds, the costs of any title insurance policies, appraisals, environmental audits and similar costs relating to the Project or other security for the Borrower’s obligations under the Credit Facility Reimbursement Agreement, and any other costs of a similar nature reasonably incurred;

(b) the “Capitalized Interest Costs”, namely interest on the Bonds from the date of their original delivery to the Completion Date and certain fees of the Credit Facility Provider approved in writing by Bond Counsel;

(c) the “Engineering Costs”, namely (i) the architectural and engineering costs and other costs which are or were necessary for the design and planning of the Project and which were paid or incurred after November 13, 1995 and/or (ii) costs which constitute preliminary expenditures as such term is used in Treas. Reg. §1.150-2(f);

(d) the “Basic Project Costs”, namely those costs of acquiring, constructing and installing the Project which were paid or incurred after November 13, 1995 and which were or are for the purpose of providing land or property of a character subject to the allowance for depreciation under Section 167 of the Internal Revenue Code;

(e) the “Other Costs”, namely such other costs paid or incurred in connection with the Project or the financing thereof which, in the opinion of Bond Counsel, may be paid or reimbursed to the Borrower from the Construction Fund without adverse effect on the legality of the Bonds or the exclusion of interest thereon from gross income for federal income tax purposes under Sections 103(a) and 142 of the Internal Revenue Code; and

(f) the “Debt Service Reserve Fund Costs” means an amount up to $500,000 to be paid to the Credit Facility Provider for deposit in the Debt Service Reserve Fund.

“Event of Default” means any of the events designated as such in Section 10.01 of this Loan Agreement.

“Loan” means the Loan described in Section 2.02 hereof.

Section 1.02  Use of Phrases: Rules of Construction.

The following provisions shall be applied wherever appropriate herein:

“Herein”, “hereby”, “hereunder”, “hereof” and other equivalent words refer to this Loan Agreement as an entirety and not solely to the particular portion of this Loan Agreement in which any such word is used.

The definitions set forth in Section 1.01 hereof shall be deemed applicable whether the words defined are herein used in the singular or the plural.

Wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders.

Unless otherwise provided, any determinations or reports hereunder which require the application of accounting concepts or principles shall be made in accordance with generally accepted accounting principles.

ARTICLE II

THE LOAN

Section 2.01  Issuance of Bonds to Finance the Project.

Simultaneously with the delivery of this Loan Agreement, the Issuer shall issue, sell and deliver the Bonds in the Bond Amount to provide it with funds to be loaned to the Borrower pursuant to this Loan Agreement. The Bonds shall be issued in accordance with the Indenture. The Borrower’s approval of the terms of the Bonds and the Indenture shall be conclusively established by its execution and delivery of this Loan Agreement. If for any reason the Bonds are not issued, sold and delivered, the Issuer shall have no obligation to make the Loan and this Loan Agreement and the Promissory Note shall each cease, terminate and be void.

Section 2.02  Making of the Loan.

The Issuer hereby makes a Loan to the Borrower in the principal amount of the Bond Amount. The Loan shall be deemed to have been made when the proceeds of the original sale of the Bonds are delivered to the Trustee at the direction of the Issuer. Such proceeds shall be apportioned by the Trustee and deposited in Trust Funds, as follows:

(a) An amount equal to the Cost of Issuance Deposit Amount shall be paid to the Credit Facility Provider for deposit into the Cost of Issuance Fund and the Initial Debt Service Amount shall be paid to the Credit Facility Provider for deposit in the Debt Service Reserve Fund; and

(b) The balance shall be deposited into the Construction Fund.

The Bond Discount, if any, shall be deemed to have been loaned to the Borrower and applied to the Bond Issuance Costs. The Bond Amount equals (and the Loan consists of) the sum of the Bond Discount plus items (a) and (b) above.

Section 2.03  Acceptance and Evidence of the Loan.

The Borrower hereby accepts the Loan and as evidence thereof hereby delivers the Promissory Note to the Issuer. The Issuer hereby acknowledges receipt of the Promissory Note.

Section 2.04  Direct, Unsecured Obligation.

The debt obligations of the Borrower under this Loan Agreement and the Promissory Note are direct, unsecured obligations of the Borrower.

Section 2.05  Pledge and Assignment to Trustee.

Simultaneously with the delivery of this Loan Agreement, the Issuer shall pledge and assign to the Trustee under the Indenture all of the Issuer’s right, title and interest in and to the Promissory Note, this Loan Agreement and all of the Issuer’s rights to receive payments thereunder and hereunder; provided, however, that the Issuer reserves the right to enforce the Unassigned Rights in its own name and for its own account. The Borrower hereby consents to such pledge and assignment and agrees that the Trustee may enforce any and all rights, privileges and remedies of the Issuer (other than the Unassigned Rights) under or with respect to the Promissory Note and this Loan Agreement.

Section 2.06  Loan Repayment.

The Borrower shall repay the Loan in accordance with the terms of the Promissory Note. The Promissory Note shall be in the Bond Amount and shall mature on the Final Maturity Date, but shall be subject to prepayment, as provided therein upon the establishment of Reset Periods and as otherwise provided in Article V hereof. The Promissory Note shall bear interest from the date of issuance of the Bonds, (i) prior to the Conversion Date, at the Variable Rate, and (ii) thereafter, during each Reset Period, at the Adjusted Interest Rates from time to time. Interest is payable (i) on and prior to the Conversion Date, on the first Business Day of each month, commencing March 1, 1998, (ii) thereafter, on March 1 and September 1 of each year, commencing the first such date which is at least 30 days after the Conversion Date, and (iii) on each other Interest Payment Date for the Bonds as provided in the Indenture. The payments on the Promissory Note shall be made by the Borrower (or by the Credit Facility Provider pursuant to the Credit Facility Reimbursement Agreement) directly to the Trustee then acting under the Indenture. The Trustee shall deposit all payments on the Promissory Note into the Bond Fund or the Redemption Fund as provided in the Indenture.

The Borrower’s principal and interest payment obligations on the Promissory Note shall be discharged to the extent that the corresponding principal and interest payments on the Bonds are made from the Bond Fund in accordance with the provisions of the Indenture.

ARTICLE III

CONSTRUCTION OF THE PROJECT.

Section 3.01  Agreement to Complete the Project.

The Borrower agrees to complete, or cause to be completed, the construction, acquisition and installation of the Project with all reasonable dispatch in accordance with the

Project Plans and Specifications. If the moneys in the Construction Fund shall be insufficient to pay the costs of completing the Project, the Borrower shall nevertheless complete the same and shall be responsible for causing the costs thereof to be paid. The Borrower shall procure any and all building permits, use and occupancy permits, and other permits, licenses and authorizations necessary for the construction, completion, occupancy and use of the Project.

Section 3.02  Manner of Procuring Disbursements from the Cost of Issuance Fund.

Bond Issuance Costs, to the extent financed by the Bonds, may be disbursed only from the Cost of Issuance Fund and only in an aggregate amount not exceeding the Cost of Issuance Deposit Amount. Upon requisition as hereinafter provided, the moneys in the Cost of Issuance Fund shall be disbursed to or at the order of the Borrower to pay (or reimburse the Borrower for) the Bond Issuance Costs described in the definition of Eligible Costs of the Project herein.

Disbursements from the Cost of Issuance Fund shall be made by the Trustee only upon receipt of an appropriately completed Borrower’s Requisition substantially in the form attached hereto as Exhibit D, executed on behalf of the Borrower by a Borrower’s Representative, accompanied by the supporting information and documentation specified therein and approved by the Credit Bank.

If the moneys in the Cost of Issuance Fund shall be insufficient to pay all of the Bond Issuance Costs, the Borrower shall not allocate Bond proceeds to the payment of such difference. If there shall be any balance in the Cost of Issuance Fund remaining after the earlier of the date which is 90 days after the date of issuance of the Bonds or the date the Trustee receives a certification by the Borrower’s Representative that all Bond Issuance Costs have been paid, such remaining balance shall be transferred to the Construction Fund, or if the Construction Fund has been closed pursuant to Section 3.06 hereof, to the Surplus Construction Fund.

Section 3.03  Manner of Procuring Disbursements from the Construction Fund.

Upon requisition as hereinafter provided, moneys in the Construction Fund shall be disbursed to or at the order of the Borrower to pay (or reimburse the Borrower for) the Engineering Costs, the Basic Project Costs and the Other Costs of the Project described in the definition of Eligible Costs of the Project herein.

Disbursements from the Construction Fund shall be made by the Trustee only upon receipt of an appropriately completed Borrower’s Requisition substantially in the form attached hereto as Exhibit D, executed on behalf of the Borrower by a Borrower’s Representative and approved by the Credit Facility Provider and the Independent Engineer. With respect to each such disbursement from the Construction Fund, the Borrower must allocate each such amount set forth therein to an Eligible Cost of the Project described in Exhibit E hereto, unless such cost is allocated to Other Costs of the Project described in the definition of Eligible Costs of the Project. The Trustee shall have the right to withhold disbursements from the Construction Fund if the Borrower’s Requisition is incomplete or is not approved by the Credit Facility

Provider and the Independent Engineer.  The Borrower may deposit moneys into the Construction Fund from time to time as it deems desirable or necessary.

Disbursements from the Construction Fund shall be subject to such further terms and conditions as are contained in the Credit Facility Reimbursement Agreement.

Section 3.04  Amendments to Project Plans and Specifications.

Subject to the conditions set forth in this Section 3.04 and the Credit Facility Reimbursement Agreement, the Borrower shall have the right to amend its Project Plans and Specifications and to issue change orders to contractors from time to time as the Borrower shall deem necessary and in each such case, the borrower will provide the Trustee an amended to Exhibit E executed by a Borrower’s Representative.

The Borrower agrees that it will make no amendment or change to the Project Plans and Specifications which would (i) adversely affect the legality of the Bonds or the exclusion of interest thereon from gross income under Section 142 of the Internal Revenue Code, or (ii) be inconsistent with Section 3.08 of this Loan Agreement.

Section 3.05  Establishment of Project Completion Date.

The Borrower shall evidence the completion of the Project by filing the following items with the Issuer, the Credit Facility Provider and the Trustee:  a Borrower’s Certificate certifying, without prejudice to any rights against third parties (i) that the Project has been constructed, acquired and installed in accordance with Project Plans and Specifications, (ii) the date of Project completion and, if applicable, the respective dates of completion of each of the component phases of the Project, and (iii) that all labor, services, materials and supplies used to construct, acquire and install the Project have been paid in full, except for such portion thereof (which shall be identified in detail) which the Borrower is disputing in good faith and by appropriate proceeding.

Upon such filing, the date specified in accordance with clause (ii) above shall be the “Completion Date” for purposes of this Loan Agreement.

Section 3.06  Closing of Construction Fund.

Upon being furnished the items described in Section 3.05 hereof, the Trustee shall close the Construction Fund and transfer the remaining balance therein, if any, to the Surplus Construction Fund. If the Borrower has not filed such items by ninety days prior to the third annual anniversary of the Effective Date, the Borrower shall file with the Trustee a Borrower’s Certificate stating in detail the reasons therefor, certifying the amounts, if any, which are then due and owing to contractors, materialmen or other suppliers for the Project and containing detailed estimates of the costs necessary to complete the Project in accordance with the Project Plans and Specifications.

Section 3.07  Maintenance and Improvement of Project.

For so long as any Bonds shall be Outstanding, the Borrower agrees to keep and maintain the Project in good condition, repair and working order, except for ordinary wear and tear and obsolescence. Subject to Section 3.08 hereof, the Borrower may remodel, modify or otherwise improve the Project from time to time as the Borrower in its discretion determines to be in its best interests.

Section 3.08  Agreements for the Benefit of the Issuer.

The Borrower represents that its present intention and expectation is to use the Project for the Project Enterprise for so long as there shall be Bonds Outstanding. Notwithstanding such intention and expectation, the Borrower shall have the right to use the Project for any lawful purpose which in the opinion of Bond Counsel will not affect adversely the validity of the Bonds or result in the inclusion of interest on the Bonds in gross income for federal income tax purposes. As an inducement to the Issuer to issue the Bonds, the Borrower covenants to use its best efforts to cause the Project Enterprise to be conducted in the Issuer’s jurisdiction for so long as there shall be Bonds Outstanding.

The Borrower covenants that it shall, on the date of the making of the Loan, and two years after the date of the original issuance and sale of the Bonds, submit to the Department of Commerce of the State of Wisconsin, information regarding the net number of jobs eliminated, created or maintained on the Project site and elsewhere in the State of Wisconsin as a result of the Project. The Borrower further agrees to notify (1) the Department of Industry, Labor and Human Relations and (2) the area private industry council under the Job Training Partnership Act, 29 U.S.C. §§ 1501 to 1798, of any position to be filled within the geographic limits of the Issuer prior to November 25, 1998, and to provide such notices at least two weeks prior to advertising the position.

The Borrower covenants that it will not discriminate based on race, creed, sex, handicap, ethnic origin, age or marital status with regard to employment within the Plant Complex or access to any portion of the Plant Complex generally open to the public.

A breach of the covenants contained in this Section 3.08 shall not be or be deemed an “Event of Default” under this Loan Agreement.

ARTICLE IV

CONVERSION OF INTEREST RATE, REMARKETING
AGENT AND CREDIT FACILITIES

Section 4.01  Conversion of Interest Rate.

The Borrower shall have the right to convert the interest rate on the Bonds from the Variable Rate to the Adjusted Interest Rates, and to cause stated maturities to be assigned to the Bonds, by delivering a Conversion Notice in the form of Exhibit B hereto to the Trustee and causing the other conditions set forth in Section 302(B) of the Indenture to be satisfied, and thereafter to establish Reset Periods from time to time by delivering Reset Notices in the form of Exhibit C hereto in accordance with Section 302(C) of the Indenture. In the event that any Proposed Conversion Date established by the delivery of a Conversion Notice does not become the Conversion Date, the Borrower shall have the right to establish another Proposed Conversion Date in the same manner.

Section 4.02  Concerning the Remarketing Agent.

The Borrower shall at all times cause a Remarketing Agent meeting the requirements of Section 310 of the Indenture to perform the functions required of the Remarketing Agent hereunder and under the Indenture. The Borrower shall be responsible for the payment of the fees and expenses of the Remarketing Agent. Any successor Remarketing Agent shall be appointed by the Issuer at the direction of the Borrower.

Section 4.03  Concerning Substitute Credit Facilities.

The Borrower may furnish Substitute Credit Facilities from time to time in accordance with Section 1202 of the Indenture.

Section 4.04  References to Credit Facility Provider After Expiration or Default of Credit Facility.

The particular provisions of this Loan Agreement which require the approval, consent or direction of, or notice to, the Credit Facility Provider apply only while a Credit Facility is outstanding and if the Credit Facility Provider is not in default in any payment required to be made on the Credit Facility.

ARTICLE V

PREPAYMENT OF PROMISSORY NOTE

Section 5.01  Optional Prepayment of Promissory Note Upon Occurrence of Certain Extraordinary Events.

At the option of the Borrower, the Promissory Note may be prepaid in whole (but not in part) if any of the following shall occur:

(a) The Plant Complex shall have been damaged or destroyed to such extent that, in the opinion of the Borrower expressed in a Borrower’s Certificate filed with the Issuer, the Trustee and the Credit Facility Provider following such damage or destruction, (i) it is not practicable or desirable to rebuild, repair or restore the Plant Complex within a period of six consecutive months following such damage or destruction, or (ii) the Borrower is or will be thereby prevented from carrying on its normal operations at the Plant Complex for a period of at least six consecutive months; or

(b) Title to or the temporary use of all or substantially all the Plant Complex shall have been taken under the exercise of the power of eminent domain by any governmental authority to such extent that, in the opinion of the Borrower expressed in a Borrower’s Certificate filed with the Issuer, the Trustee and the Credit Facility Provider, the Borrower is or will be thereby prevented from carrying on its normal operations at the Plant Complex for a period of at least six consecutive months; or

(c) Any court or administrative body of competent jurisdiction shall enter a judgment, order or decree requiring the Borrower to cease all or any substantial part of its operations at the Plant Complex to such extent that, in the opinion of the Borrower expressed in a Borrower’s Certificate filed with the Issuer, the Trustee and the Credit Facility Provider, the Borrower is or will be thereby prevented from carrying on its normal operations at the Plant Complex for a period of at least six consecutive months; or

(d) As a result of any changes in the Constitution of Wisconsin or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal), this Loan Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in this Loan Agreement, or unreasonable burdens or excessive liabilities shall have been imposed on the Issuer or the Borrower as a consequence of the Bonds or the Promissory Note being Outstanding, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of this Loan Agreement.

To exercise such option the Borrower shall give notice to the Issuer and the Trustee within 120 days following the occurrence of the event which is said to give rise to the right to exercise such option. The notice shall refer to this Section 5.01, shall describe and give the date of the subject event, shall have attached to it the requisite Borrower’s Certificate, and shall direct a redemption of all Outstanding Bonds pursuant to Section 405 of the Indenture on a specified Business Day for which the notice of redemption required by Section 402 of the Indenture can be given. As a further condition to the exercise of such option, the Borrower shall obtain the written consent of the Credit Facility Provider.

Section 5.02  Mandatory Prepayment of Promissory Note Upon Determination of Taxability or Expiration of Credit Facility.

(a) The Borrower agrees to prepay the entire outstanding principal balance of the Promissory Note if a Determination of Taxability shall occur. The Issuer and the Borrower authorize the Trustee to take actions necessary to call all Bonds for redemption pursuant to Section 406(A) of the Indenture on the earliest practicable

Business Day for which the Trustee can give notice pursuant to Section 402 of the Indenture, and in any event, within 60 days following the date on which a Determination of Taxability shall have occurred, and to draw on the Credit Facility to prepay the Promissory Note in the amount of 100% of the principal amount of the Bonds to be so redeemed and all interest thereon accrued and to accrue to the date of redemption.

(b) After the Conversion Date, the Borrower agrees to prepay the entire outstanding principal balance of the Promissory Note on the first day of the month in which the Credit Facility Expiration Date is to occur unless, at least 45 days prior to such date, the Borrower shall have caused to be delivered to the Trustee a Substitute Credit Facility meeting the requirements of Section 1202 of the Indenture or an amendment to the Credit Facility extending the Credit Facility Expiration Date by at least the lesser of one year or the period ending on the fifteenth day of the month in which the next Reset Date is to occur. The Issuer and the Borrower authorize the Trustee to take actions necessary to call all Bonds for redemption pursuant to Section 406(B) of the Indenture on such date and to draw on the Credit Facility to prepay the Promissory Note in the amount of 100% of the principal amount of the Bonds to be so redeemed and all interest thereon accrued and to accrue to the date of redemption.

Section 5.03  Optional Prepayment of the Promissory Note.

At the option of the Borrower, the Promissory Note may be prepaid (i) prior to the Conversion Date in whole or in part on any Business Day (ii) in whole or in part on the Conversion Date or any Reset Date, and (iii) during any Reset Period, in whole on any date or in part on any regularly scheduled Interest Payment Date which is (a) on or after the third anniversary of the Conversion Date or Reset Date, as the case may be, if the length of the Reset Period is at least five years, but less than seven years, and (b) on or after the fourth anniversary of the Conversion Date or Reset Date if the length of the Reset Period is seven years or more. If the length of the Reset Period is less than five years, the Promissory Note shall not thereafter be subject to prepayment pursuant to this Section 5.03.

Such option may not be exercised if a Determination of Taxability has occurred. To exercise such option the Borrower shall give notice to the Issuer and the Trustee at least 45 days prior to the Business Day date specified therein as the redemption date. Such notice shall refer to this Section 5.03, shall state the principal amount of the prepayment, and shall direct the redemption of a like principal amount of Bonds pursuant to Section 404 of the Indenture on a specified authorized redemption date for which the notice of redemption required by Section 402 of the Indenture can be given. If the prepayment shall be in part, it shall be in the amount of $5,000 or a multiple thereof. As further conditions to the exercise of such option, the Borrower shall obtain the written consent of the Credit Facility Provider and (unless the Credit Facility provides for the payment of any redemption premium required by Section 404 of the Indenture in connection with such a prepayment) shall cause the Trustee to have in hand, on the date the Trustee gives such redemption notice, Eligible Funds in an amount equal to the amount of any such premium.

Section 5.04  Deposit of Prepayments in Redemption Fund.

All prepayments by the Borrower of principal on the Promissory Note, together with the premium, if any, shall be deposited by the Trustee when received into the Redemption Fund. The accrued interest paid in connection with any such prepayment shall be deposited into the Bond Fund.

Section 5.05  Corresponding Redemption of Bonds.

All authorized prepayments of the Promissory Note shall be applied to a corresponding redemption of the Bonds.

Section 5.06  Purchase and Cancellation of Bonds.

The Borrower shall have the right to purchase any Outstanding Bond with Eligible Funds and deliver it to the Trustee for cancellation. Any such purchase and cancellation of a Bond made with Eligible Funds as to which the Trustee has received a Preference Opinion shall ipso facto reduce the unpaid principal balance of the Promissory Note on the date of such cancellation by an amount equal to the unpaid principal amount of such Bond.

ARTICLE VI

REPRESENTATIONS OF BORROWER

Section 6.01  Corporate Existence and Authorizations.

The Borrower represents that it is a corporation duly organized and validly existing under the laws of the State identified in the first paragraph of this Loan Agreement and that it has obtained all corporate authorizations necessary on its part for the due and valid execution and delivery of this Loan Agreement and the Promissory Note and the assumption of the obligations represented hereby and thereby.

Section 6.02  Absence of Conflicting Agreements.

The Borrower represents that the execution and delivery of this Loan Agreement and the Promissory Note, and the performance by the Borrower hereunder and thereunder, will not conflict with or constitute a breach of or default under its Articles of Incorporation or bylaws, or any indenture, loan agreement or instrument or agreement to which the Borrower is a party or by which the Borrower or its properties are bound.

Section 6.03  Absence of Litigation.

The Borrower represents that it is not a party to any litigation or administrative proceeding, nor so far as is known by the Borrower is any litigation or administrative proceeding threatened against it which in either case would, if adversely determined, cause any material adverse change in its power or ability to perform its obligations under this Loan Agreement.

Section 6.04  Regulatory Approvals.

The Borrower represents that no authorization, approval, consent or license of any governmental regulatory body or authority, not already obtained, is required for the valid and lawful execution and delivery of this Loan Agreement and the Promissory Note by the Borrower or the assumption of the obligations of the Borrower represented hereby and thereby.

Section 6.05  Date and Survival of Representations, Exceptions.

The representations of the Borrower made in this Article VI are made as of the date of closing of the Loan, and all such representations shall survive the execution and delivery of this Loan Agreement and the making of the Loan.

ARTICLE VII

COVENANTS OF BORROWER

Section 7.01  Payment of Promissory Note.

The Borrower agrees to make the principal, premium, if any, and interest payments on the Promissory Note in the manner and amounts and the times and places specified therein.

Section 7.02  Unconditional Obligation to Provide the Issuer with Sufficient Revenues.

The Borrower unconditionally agrees that it shall make payments to the Trustee (for the account of the Issuer) in lawful money of the United States of America and in such amounts and at such times (if not sooner required under the terms of this Loan Agreement) as shall be necessary to enable the Trustee to make full and prompt payment when due (whether at stated maturity, upon redemption prior to stated maturity or upon acceleration of stated maturity), of the principal of, premium, if any, and interest on all Bonds issued under the Indenture. The obligation of the Borrower to make the payments required in this Section 7.02 shall be absolute and unconditional and shall not be subject to diminution by set off, counterclaim, abatement or otherwise; and until such time as the principal of, premium, if any, and interest on the Bonds shall have been paid or provided for in accordance with the Indenture, the Borrower: (i) will not suspend or discontinue, or permit the suspension or discontinuance of, any payments provided for in this Section 7.02; (ii) will perform and observe all its other agreements contained in this Loan Agreement; and (iii) will not terminate this Loan Agreement for any cause including without limiting the generality of the foregoing, any defect in title to the Project, failure of the Project to comply with the Borrower’s plans and specifications, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, frustration of commercial purpose, any change in the tax or other laws or administrative rulings of or administrative actions by the United States of America or the State of Wisconsin or any political subdivision of either, or any failure of the Issuer to perform and observe any agreement, whether expressed or implied, or any duty, liability or obligation arising out of or in connection with this Loan Agreement. Nothing contained in this Section 7.02 shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained; and if the Issuer shall fail to perform any such agreement on its part, the Borrower may institute such action against the Issuer as the Borrower may deem necessary to compel performance, provided that no such action shall violate the agreements on the part of the Borrower contained in this Section 7.02, or diminish the amounts required to be paid by the Borrower pursuant to this Section 7.02.

Section 7.03  Indemnification of Issuer.

Reference is made to subsections (4)(a) and (10)(e) of the Act. Notwithstanding anything to the contrary herein contained by implication or otherwise, the obligations of the Issuer created by or arising out of this Loan Agreement shall not be general debt obligations of the Issuer, do not constitute or give rise to charges against its general credit or taxing powers and shall not constitute or give rise to any personal liability of any member of the Issuer’s Governing Body or the officers, agents and employees of the Issuer on the Bonds or for any act or omission related to the authorization or issuance of the Bonds.

The Borrower agrees to indemnify and hold harmless the Issuer and its officers, agents, employees and officials from and against any and all losses, claims, damages, expenses (including reasonable counsel fees) and liabilities caused by the Borrower and arising from, in connection with, or as a result of the issuance of the Bonds, the execution and delivery of this Loan Agreement and the Indenture or the performance and observance by or on behalf of the Issuer of those things on the part of the Issuer agreed to be performed or observed hereunder and thereunder. Nothing in the foregoing indemnity shall protect the Issuer against its own default, gross negligence or willful misconduct.

If any action shall be brought against the Issuer in respect of which indemnity may be sought under the foregoing provisions of this Section 7.03 against the Borrower, the Issuer shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof including the employment of counsel and the payment of all expenses. In any such action the Issuer shall have the right to employ separate counsel, but the reasonable fees and expenses of such counsel shall be at the expense of the Issuer unless the Borrower and the Issuer shall have mutually agreed in writing to the employment of such counsel. The Borrower shall not be liable for any settlement of such action effected without its written consent, but if settled with the written consent of the Borrower or if there be a final judgment for the plaintiff in any such action, the Borrower agrees to indemnify and hold harmless the Issuer from and against any loss or liability by reason of such settlement or judgment.

Section 7.04  Taxes, Licenses, Utilities and Governmental Charges.

The Borrower agrees to pay promptly, as and when the same shall become due and payable, each and every lawful cost, expense and obligation of every kind and nature, foreseen or unforeseen, for the payment of which the Issuer or the Borrower is or shall become liable by reason of its estate or interest in the Project or in any portion thereof, or by reason of or in any manner connected with or arising out of the possession, operation, maintenance, alteration, repair, rebuilding, use or occupancy of the Project or any part thereof. The Borrower also agrees to pay and discharge, promptly as and when the same shall become due and payable, all lawful real estate taxes, personal property taxes, business and occupation taxes, occupational license taxes, assessments for public improvements or benefits and all other lawful governmental taxes, impositions and charges of every kind and nature, ordinary or extraordinary, general or special, foreseen or unforeseen, whether similar or dissimilar to any of the foregoing, and all applicable interest and penalties thereon, if any, which at any time shall be or become due and payable and which shall be lawfully levied, assessed or imposed upon or with respect to, or which shall be or become liens upon, the Project or any portion thereof or any interest of the Borrower therein. The Borrower also agrees to pay or cause to be paid all lawful charges for gas, water, sewer, electricity, light, heat, power, telephone and other utility and service used, rendered or supplied to, upon or in connection with the Project. The Borrower agrees that the Issuer is not, nor shall it be, required to furnish free of charge to the Borrower or any other occupant of the Plant Complex, any gas, water, sewer, electricity, light, heat, power or other facilities, equipment, labor, materials or services of any kind, except as otherwise may be required by law or except as the same shall generally be furnished without charge to other owners or users of comparable property within the Issuer’s jurisdiction.

The Borrower shall have the right in good faith and by appropriate proceeding to dispute or contest the validity or amount of any such tax, assessment, governmental charge or utility charge, and during the pendency of any such dispute or contest, the Borrower shall not be deemed to be in default under this Section 7.04 by reason of its failure to have paid the disputed or contested amount.

Section 7.05  Insurance.

The Borrower agrees, both generally and specifically with respect to the Project, that it will insure against such risks in such amounts as are customarily insured against by companies of like size similarly situated. Such insurance shall be obtained by the purchase of insurance policies (including blanket policies covering multiple risks) issued by reputable insurance companies authorized and qualified to underwrite such risks.

Section 7.06  Tax Status of Bonds.

It is intended that the interest on the Bonds be excluded from gross income for Federal income tax purposes pursuant to Sections 103(a) and 142 of the Internal Revenue Code. In general, the Borrower agrees that it will take no action which would (and will omit no action the omission of which would) cause an Event of Taxability. Without limiting the generality of such covenant, the Borrower agrees:

(a) that its requisitions from the Construction Fund will be such that at least 95% of the funds deposited therein and earnings thereon of the Bonds will be used for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation;

(b) that the issuance costs financed by the Bonds will not exceed 2% of the aggregate face amount of the issue;

(c) that not more than 25% of the funds deposited in the Construction Fund and earnings thereon the Bonds will be used to provide a facility the primary purpose of which is one of the following: retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment;

(d) that no portion of the proceeds of the Bonds will be used to provide the following: any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility or racetrack;

(e) that no portion of the proceeds of the Bonds will be used for the acquisition of any property (or an interest therein) unless either (i) the first use of such property is pursuant to such acquisition, (ii) in the case of any building (and the equipment therefor) the rehabilitation expenditures with respect to such building incurred within two years after the Bonds are issued equal or exceed 15% of the portion of the cost of acquiring such building (and equipment) financed with the net proceeds of the Bonds, or (iii) in the case of structures other than a building, the rehabilitation expenditures with respect to such structures incurred within two years after the Bonds are issued equal or exceed 100% of the portion of the cost of acquiring such structures financed with the net proceeds of the Bonds;

(f) that less than 25% of the funds deposited in the Construction Fund and earnings thereon will be used (directly or indirectly) for the acquisition of land (or on interest therein);

(g) that it will permit no use of the proceeds of the Bonds which would cause the Bonds to be classified as “arbitrage bonds” within the meaning of Section 148 of the Internal Revenue Code, and

(h) that the Project will be used at all times as a solid waste disposal facility as defined in Section 142 of the Code and at least 65% by weight or volume of the materials used in the conversions process at the Project will be solid waste as defined in Section 142 of the Code;

(i) that it shall pay any rebate amount required to be paid on behalf of the Issuer to the United States Treasury pursuant to Section 148(f) of the Internal Revenue Code and any proposed, temporary or final regulations promulgated thereunder and, to assure payment of such amount, that it shall pay to the Trustee any amount required to be deposited into the Rebate Account pursuant to Section 803 of the Indenture.

If, nevertheless, an Event of Taxability shall occur, the Borrower shall not be deemed to be in default under this Section 7.06 if it complies in all respects with Section 5.02 of this Loan Agreement. Prepayment of the Loan shall be the sole liability of the Borrower for an Event of Taxability.

Section 7.07  Sale or Transfer of Project.

The Borrower may sell, assign or otherwise transfer all or any part of its interest in the Plant Complex or the Project and in connection therewith may assign all or any portion of its rights and privileges under this Loan Agreement, provided that:

(a) if such sale, transfer or assignment involves (in a single transaction or any series of transactions) all or substantially all of the Borrower’s assets, the Borrower shall comply with Section 7.09 of this Loan Agreement;

(b) if such transaction involves the sale, transfer or assignment of all or substantially all of the Project, the purchaser, transferee or assignee, as the case may be, shall have assumed in writing all obligations of the Borrower contained in Sections 3.03 and 7.06 hereof;

(c) no such sale, transfer or assignment shall relieve the Borrower from primary liability for the performance of its obligations hereunder and under the Promissory Note unless the requirements set forth in Section 7.09(a) through (d) of this Loan Agreement are met with respect to the purchaser, transferee or assignee, in which event the Borrower shall be released of all further obligation hereunder and such purchaser, transferee or assignee shall become the “Borrower” for purposes hereof and of the Indenture and the Promissory Note;

(d) the Borrower shall have delivered to the Trustee and the Issuer an opinion of Bond Counsel to the effect that such transaction will not violate the Act, adversely affect the legality of the Bonds or result in an Event of Taxability; and

(e) the Borrower shall have complied with the applicable provisions of the Credit Facility Reimbursement Agreement.

Section 7.08  Maintenance of Corporate Existence.

The Borrower agrees that, except as otherwise permitted in Section 7.09 of this Loan Agreement, it will maintain its corporate existence and will neither dissolve nor institute any proceedings for dissolution.

Section 7.09  Transfers of Assets.

The Borrower agrees that it will not (in a single transaction or any series of transactions) dissolve or otherwise dispose of all or substantially all its assets and will not consolidate with or merge into another entity; provided, however, that the Borrower may, without violating the foregoing, consolidate with or merge into another entity, or transfer all or substantially all its assets to another entity (and thereafter be released of all further obligation hereunder and dissolve or not dissolve as it may elect) if:

(a) the resulting, surviving or transferee entity, as the case may be, is a corporation incorporated, or a partnership, limited liability company or other recognized legal entity organized, under the laws of one of the States of the United States of America;

(b) such resulting, surviving or transferee entity has obtained the prior written consent of the Credit Facility Provider (or, if there is no Credit Facility then in effect or the Credit Facility Provider is in default of its obligations thereunder, the Requisite Consent of Bondowners) to such transaction;

(c) such resulting, surviving or transferee entity expressly assumes in writing (delivered to the Issuer and the Trustee) all of the obligations of the Borrower contained in this Loan Agreement, the Promissory Note and the Continuing Disclosure Agreement (after which it shall be the “Borrower” for purposes hereof and thereof); and

(d) the Borrower shall have delivered to the Trustee and the Issuer an opinion of Bond Counsel to the effect that such transaction will not adversely affect the legality of the Bonds or result in an Event of Taxability.

Section 7.10  Debt Service Reserve Fund.

The Borrower shall deposit with the Trustee, within 2 Business Days after the Trustee has given the Borrower notice that the amount held in the Debt Service Reserve Fund is less than the Debt Service Requirement, the amount necessary to cause the balance in the Debt Service Reserve Fund to meet the Debt Service Fund Requirement

ARTICLE VIII

DAMAGE; EMINENT DOMAIN

Section 8.01  Damage.

If prior to the full payment of the Bonds (or provision for payment thereof having been made to the satisfaction of the Trustee in accordance with the provisions of the Indenture) the Plant Complex shall be damaged by fire, flood, windstorm or other casualty to such extent that the Borrower has the option of prepaying the Promissory Note pursuant to Section 5.01(a) of this Loan Agreement, the Borrower shall either (i) prepay the entire outstanding balance of the Promissory Note in accordance with Section 5.01 of this Loan Agreement, or (ii) repair, replace or restore the damaged property to such condition as in the judgment of the Borrower will restore the capacity of the Project to conduct the Project Enterprise to a level at least equal to the lesser of (A) the capacity of the Project to conduct the Project Enterprise as it existed immediately prior to such damage, or (B) the capacity of the Project to conduct the Project Enterprise on the date hereof.

Section 8.02  Eminent Domain.

If prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) the Plant Complex shall be taken by eminent domain, in whole or in part, to such extent that the Borrower has the option of prepaying the Promissory Note pursuant to Section 5.01(b) of this Loan Agreement, the Borrower shall either (i) prepay the entire outstanding balance of the Promissory Note in accordance with Section 5.01 of this Loan Agreement, or (ii) acquire such new property in the Issuer as in the judgment of the Borrower will be necessary to restore the capacity of the Project to conduct the Project Enterprise to a level at least equal to the lesser of (A) the capacity of the Project to conduct the Project Enterprise as it existed immediately prior to such taking, or (B) the capacity of the Project to conduct the Project Enterprise on the date hereof.

ARTICLE IX

THE TRUSTEE AND TRUST FUNDS

Section 9.01  Payment of Trustee’s Fees.

The Borrower agrees that it will pay the Trustee its customary fees for acting as Trustee under the Indenture and that it will reimburse the Trustee for its ordinary and necessary expenses incurred in carrying out the terms of the Indenture. Such fees and reimbursements of expenses shall be paid upon receipt of periodic invoices therefor.

In the event the Trustee is required by the terms of the Indenture or otherwise deems it necessary or advisable in fulfillment of its fiduciary responsibilities thereunder to take actions beyond those which are routinely performed by corporate trustees under similar indentures, the Borrower also agrees that it will pay the Trustee its reasonable fees for its services in such regard (including but not limited to legal fees and costs) and that it will reimburse the Trustee for ordinary and necessary expenses incurred in connection therewith. Such fees and reimbursements of expenses shall be paid upon receipt of invoices therefor; provided, however, that the Borrower may dispute (in good faith and by appropriate proceeding) the reasonableness of any such charges and during the pendency of any such dispute the Borrower shall not be deemed in default of the foregoing covenant by reason of its failure to have paid the portion of such charges so disputed.

Section 9.02  Duty to Provide Data.

The Borrower agrees to furnish to the Trustee, promptly upon receipt of a written request therefor, any documents, information or data reasonably necessary to enable the Trustee to carry out its duties and responsibilities under the Indenture or to verify the truth and accuracy of any representation or statement made on behalf of the Borrower herein, in any Borrower’s Certificate.

Section 9.03  Investment of Trust Funds; Arbitrage.

The Trustee shall have the exclusive right to direct the investment and reinvestment of Trust Fund moneys, subject, however, to the following limitations and conditions:

(a) The investment of the Trust Funds shall be in accordance with directions from the Borrower, such directions to be made in a Borrower’s Certificate or in a writing signed by the Borrower’s Representative and shall be consistent with the remaining provisions of this Section 9.03.

(b) The particular investments shall be Qualified Investments, and, in the case of the investment of moneys in the Bond Fund, shall be Government Obligations.

(c) No investment shall have a maturity later than the estimated time when the funds so invested will be needed for the purposes of the Trust Fund of which they are a part.

(d) In the event of any actual loss realized from any such investment, the Borrower shall promptly pay the amount of such loss to the Trustee for deposit into the applicable Trust Fund.

(e) The Trustee shall sell or otherwise reduce to cash any investment in the Bond Fund or the Redemption Fund if such action is necessary to pay the principal of, premium, if any, or interest on a Bond when due.

(f) No investment or other use will be made of the proceeds of the Bonds which would cause any Bond to be classified as an “arbitrage bond” within the meaning of Section 148 of the Internal Revenue Code or any proposed, temporary or final regulations issued thereunder.

(g) In the event the Issuer or the Borrower is of the opinion (supported by an opinion of Bond Counsel) that it is necessary or advisable to restrict or limit the yield on the investment of any moneys held in any Trust Fund in order to avoid the Bonds being considered “arbitrage bonds” within the meaning aforesaid, the Issuer may (and shall if so requested by the Borrower) issue to the Trustee a written certificate (copied to the Credit Facility Provider) to such effect together with appropriate written instructions, in which event the Trustee shall take such action as is necessary so to restrict or limit the yield on such investment in accordance with such certificate and instructions, irrespective of whether the Trustee shares such opinion.

Section 9.04  Bond Fund and Redemption Fund.

Except as expressly provided in the Indenture, moneys in the Bond Fund and the Redemption Fund shall be used in accordance with the Indenture solely for the payment of the principal of, premium, if any, and interest on the Bonds as the same become due at maturity, upon redemption prior to maturity, or upon acceleration of maturity.

Section 9.05  Excess Trust Fund Moneys.

Following full and final payment of the Bonds (or provision therefor having been made to the satisfaction of the Trustee in accordance with the Indenture) and any fees due to the Trustee, the Remarketing Agent and any paying agents under the Indenture, any excess moneys remaining in the Trust Funds shall be paid to the Credit Facility Provider, to the extent of any amounts due it under the Credit Facility Reimbursement Agreement, and thereafter to the Borrower.

ARTICLE X

DEFAULT PROVISIONS

Section 10.01  Defaults; Events of Default.

If any one or more of the following events occur, it is hereby defined as and declared to be and to constitute an “Event of Default” under and for purposes of this Loan Agreement:

(a) Default in the due and punctual payment of any installment of principal or of any payment of interest or premium on the Promissory Note;

(b) Default in the performance or observance of any other of the covenants, agreements or conditions on the part of the Borrower in this Loan Agreement contained and the continuance thereof for a period of 30 days after receipt by the Borrower of written notice (from the Issuer, the Trustee or the Owners of at least 10% in aggregate principal amount of the Bonds at the time Outstanding) specifying such default and requesting that it be cured; provided, however, that if the default is capable of being cured, but not so within such 30 day period, such default shall not become an Event of Default if the Borrower institutes reasonable corrective action within such period and pursues such action diligently until such default is cured;

(c) The Borrower shall: (i) become insolvent; or (ii) be unable, or admit in writing its inability, to pay its debts as they mature; or (iii) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its property; or (iv) have a court order relief against it under the United States

Bankruptcy Code; or (v) file a petition with respect to itself as debtor under chapter 7 or 11 of the United States Bankruptcy Code; or (vi) have a petition under chapter 7 or 11 of the United States Bankruptcy Code filed against it as debtor and fail to have such petition vacated or discharged within 60 days following the filing thereof; or (vii) file an answer to a creditor’s petition, admitting the material allegations thereof, for liquidation, reorganization or to effect a plan or other arrangement with creditors; or (viii) apply to a court for the appointment of a receiver for any of its assets; or (ix) have a receiver appointed for any of its assets (with or without the consent of the Borrower) and such receiver shall not be discharged within 60 days after its appointment; or

(d) An “event of default” (as defined therein) shall have occurred under the Indenture.

Section 10.02  Acceleration.

If an Event of Default shall occur, the Trustee may with the written consent of the Credit Facility Provider, and shall upon the written request of the Credit Facility Provider or if the Bonds have been accelerated pursuant to Section 1002 of the Indenture, by written notice to the Borrower and the Credit Facility Provider, declare the entire outstanding principal balance of the Promissory Note together with all interest accrued thereon (to the date of such acceleration) to be immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable.

Section 10.03  Remedies.

If an Event of Default shall occur, the Issuer or the Trustee may, with the written consent of the Credit Facility Provider, pursue any available remedy at law or in equity to realize the payment of the principal of, premium, if any, and interest on the Promissory Note.

Section 10.04  Disposition of Amounts Collected.

Any amounts collected pursuant to action taken under this Article X shall be paid to the Trustee and applied in accordance with the provisions of Section 1006 of the Indenture or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture), shall be paid to the Credit Facility Provider to the extent of any amount due under the Credit Facility Reimbursement Agreement, and otherwise to the Borrower.

Section 10.05  Payment of Costs and Expenses.

If the Borrower defaults under any provisions of this Loan Agreement and the Issuer or the Trustee, or both, employ attorneys or incur other expenses for the collection of payments due or for the enforcement of performance or observance of any other obligation or agreement on the part of the Borrower herein contained, the Borrower agrees that it will on demand therefor pay to the Issuer or the Trustee, as the case may be, the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer or the Trustee.

Section 10.06  Limitation on Waivers.

If any agreement contained in this Loan Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive the same, any other or any future breach hereunder on any other occasion. No remedy herein conferred upon or reserved to the Issuer or Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by virtue of other contracts. No delay or omission to exercise any right or power occurring upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. To entitle the Issuer or the Trustee to exercise any remedy reserved or available to it, it shall not be necessary to give any notice other than such notice as may be expressly required herein.

Section 10.07 Performance by Third Parties.

The Issuer agrees that, with the written consent of the Borrower, third parties may perform any and all acts or take such action as may be necessary for and on behalf of the Borrower to prevent or correct any Event of Default hereunder, and the Issuer agrees that the Trustee shall take or accept such performance as performance by the Borrower in such event. The acceptance by the Issuer or the Trustee of any such performance by third parties shall not in any way diminish or absolve the Borrower of primary liability hereunder.

Section 10.08  Performance for Issuer Under Indenture.

The Issuer agrees that the Borrower and the Credit Facility Provider or either of them may, but shall not be obligated to, perform any such acts and do all such things in the place and stead of the Issuer as the Borrower or the Credit Facility Provider, as the case may be, shall deem necessary to prevent or correct any default or “event of default” caused or about to be caused by the Issuer under the Indenture.

ARTICLE XI

MISCELLANEOUS

Section 11.01  Amendments.

This Loan Agreement and the Promissory Note shall not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee and the Credit Facility Provider, and no modification, alteration or amendment to this Loan Agreement or the Promissory Note shall be binding upon either party hereto until such modification, alteration or amendment is reduced to writing and executed by both parties hereto.

Section 11.02  Successors.

Except as limited or conditioned by the express provisions hereof, the provisions of this Loan Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

Section 11.03  Governing Law.

The laws of the State of Wisconsin shall govern this Loan Agreement and the Promissory Note issued hereunder.

Section 11.04 Captions and Dates.

The captions or headings in this Loan Agreement are for convenience only and in no way define, limit or describe the scope or intent of any of the provisions of this Loan Agreement. Any date set forth herein falling on February 28 shall mean February 29 in any leap year.

Section 11.05 Counterparts.

This Loan Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were on the same instrument.

Section 11.06  Notices.

All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when hand delivered or when mailed by certified or registered mail, postage prepaid, or by prepaid telegram addressed as follows: (i) if to the Issuer, at the Issuer’s Address, and (ii) if to the Borrower, at the Borrower’s Address.

A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Borrower shall also be concurrently given to the Trustee at the Trustee’s Address, to the Credit Facility Provider at the Credit Facility Provider’s Address, and to the Remarketing Agent at the Remarketing Agent’s Address.

Section 11.07  Severability.

If any provisions of this Loan Agreement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstance shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever. The invalidity of any one or more phrases, sentences, clauses or Sections in this Loan Agreement contained, shall not affect the remaining portions of this Loan Agreement, or any part thereof.

Section 11.08  Termination.

Upon full and final payment of all Bonds (or if all Bonds shall, prior to the maturity or redemption date thereof, be deemed to have been paid within the meaning of Article IX of the Indenture) and of all amounts due under this Loan Agreement (including all amounts required to be deposited with the Trustee for payment of “rebate” obligations to the United States Treasury pursuant to Section 803 of the Indenture):

(a) This Loan Agreement shall terminate and neither the Issuer nor the Trustee nor any Bondowner shall thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested; and

(b) The Issuer shall cause the Promissory Note to be canceled and delivered to the Borrower.

Section 11.09  Limited Liability of Issuer.

Notwithstanding anything herein contained to the contrary by implication or otherwise, any obligations of the Issuer created by or arising out of this Loan Agreement do not give rise to a pecuniary liability of the Issuer or a charge against its general credit or the Issuer’s taxing powers, including, but not limited to (i) liability for failure to investigate or negligence in the investigation of the financial position or prospects of the Borrower, a user of the Project or any other person or for failure to consider, or negligence concerning, the adequacy of terms of, or collateral security for, the Bonds or any related agreement to protect interests of holders of the Bonds; and (ii) any liability in connection with the issuance or sale of the Bonds. In addition, this Loan Agreement shall not give rise to any personal liability of any member of the Issuer’s Governing Body or of any officers, agents, employees or officials of the Issuer on the Bonds or for any act or omission related to the authorization or issuance of the Bonds.

IN WITNESS WHEREOF, the Issuer has caused this Loan Agreement to be executed in its name and behalf by its Chief Municipal Official and its Clerk thereunto duly authorized and its seal to be hereunto affixed, and the Borrower has caused this Loan Agreement to be executed in its name and behalf by an Authorized Officer of the Borrower, all as of the Effective Date.

CITY OF LADYSMITH, WISCONSIN
	By:	/s/ Ronald Moore
Mayor
	Attest:	/s/ Kathleen Stewart
Clerk

[SEAL]
CITYFOREST CORPORATION

	By:	/s/ Wayne Gullstad
President

EXHIBIT A

FORM OF PROMISSORY NOTE

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE TRANSFERABILITY HEREOF IS RESTRICTED BY THE INDENTURE OF TRUST IDENTIFIED IN THE ASSIGNMENT ENDORSED HEREON.

PROMISSORY NOTE

$27,000,000	March 26, 1998

FOR VALUE RECEIVED, the undersigned CITYFOREST CORPORATION, a Minnesota corporation (hereinafter called the “Borrower”, which term shall be construed to include the successors and assigns of the Borrower), promises to pay to the order of the CITY OF LADYSMITH, WISCONSIN, a municipal corporation and political subdivision of the State of Wisconsin (hereinafter called the “Issuer”), the principal sum of TWENTY-SEVEN MILLION DOLLARS ($27,000,000) on March 1, 2028. The unpaid principal balance of this Promissory Note shall bear interest from the date hereof (i) prior to the Conversion Date, at the Variable Rate in effect from time to time, payable on the first Business Day of each month, commencing March, 1998, and on any other date on which interest is payable on the Issuer’s Variable Rate Demand Solid Waste Disposal Facility Revenue Bonds, Series 1998 (CityForest Corporation Project) (the “Bonds”) pursuant to the Indenture hereinafter referred to, and (ii) on and after the Conversion Date, at the weighted average of Adjusted Interest Rates (based upon the respective principal amounts of outstanding Bonds bearing interest at those rates) in effect from time to time, payable semi-annually on March 1 and September 1 of each year, commencing the first such date occurring at least 30 days after the Conversion Date, and on any other date on which interest is payable on the Bonds pursuant to said Indenture. To the extent permitted by law, overdue principal, premium, if any, and interest shall bear interest until paid at the same rate per annum as borne by this Promissory Note on the due date of the payment that is delinquent.

After the Conversion Date, a portion of the principal of this Promissory Note shall be due on each March 1 in accordance with the schedule of stated maturities assigned to the Bonds pursuant to Section 301 of the Indenture.

The principal of and interest on this Promissory Note are payable in federal or other immediately available funds at the principal corporate trust office of Norwest Bank Wisconsin, N.A., Milwaukee, Wisconsin or its successor or successors, as trustee under that certain Indenture of Trust, dated as of March 1, 1998, from the Issuer, as grantor, to which reference is hereby made for definitions of the terms “Conversion Date”, “Variable Rate” and “Adjusted Interest Rates”.

Exhibit A - Page 1

This Promissory Note constitutes the Promissory Note issued under a Loan Agreement, dated as of March 1, 1998, between the Borrower and the Issuer, to which Loan Agreement reference is hereby made for a statement of the terms and conditions on which the loan evidenced hereby was made, for a description of the circumstances under which there shall be credits allowed against the principal and interest on this Promissory Note, and for a description of the terms and conditions upon which this Promissory Note may or must be prepaid or its maturity accelerated.

CITYFOREST CORPORATION

By:
Its:	President

FOR VALUE RECEIVED, the undersigned City of Ladysmith, Wisconsin, hereby assigns, without recourse, all its right, title and interest in and to the above Promissory Note to Norwest Bank Wisconsin, N.A., or to its successor or successors, as trustee under that certain Indenture of Trust, dated as of March 1, 1998 by and between the undersigned and said Trustee, securing its Variable Rate Demand Solid Waste Disposal Facility Revenue Bonds, Series 1998 (CityForest Corporation Project) issued under said Indenture.

Dated March 26, 1998.

CITY OF LADYSMITH, WISCONSIN

By:
	Its:	Mayor

Attest:
	Its:	Clerk
[SEAL]

Exhibit A - Page 2

EXHIBIT B

FORM OF CONVERSION NOTICE

[Trustee Address]	[Issuer Address]

[Credit Facility Provider Address]	[Remarketing Agent Address]

[Rating Agency Address]

Re:                 $27,000,000 City of Ladysmith, Wisconsin Variable Rate Demand Solid Waste Disposal Facility Revenue Bonds, Series 1998 (CityForest Corporation Project)

Ladies and Gentlemen:

This is a “Conversion Notice” under purposes of the Indenture of Trust, dated as of March 1, 1998 (the “Indenture”) entered into in connection with the issuance of the captioned bonds. Terms are used herein with the meanings assigned to them in the Indenture.

The Borrower hereby specifies the date______________, ______, as a Proposed Conversion Date and February 28, ______ as the termination of the first Reset Period.

The Borrower hereby requests the assignment of stated maturities of the Bonds during such Reset Period in accordance with Section 301 of the Indenture and the establishment (by [insert name of Remarketing Agent] as Remarketing Agent) of the Adjusted Interest Rates to be in effect during such Reset Period in accordance with the Indenture. [The Credit Facility to be in effect during the first Reset Period is a _________________, issued by ___________________, a ___________________.] [No Credit Facility shall be in effect during such Reset Period.] [The Debt Service Reserve Fund [should] [should not] be liquidated prior to such Reset Period.]

Exhibit B - Page 1

Delivered herewith are the  Bond  Counsel opinion and the undertaking  of the Remarketing Agent required by Section 302(B)(l) of the Indenture.

Very truly yours,

CITYFOREST CORPORATION

By:
Borrower’s Representative

Exhibit B - Page 2

EXHIBIT C

FORM OF RESET NOTICE

[Trustee Address]	[Issuer Address]

[Credit Facility Provider Address]	[Remarketing Agent Address]

[Rating Agency Address]

Re:                 $27,000,000 City of Ladysmith, Wisconsin Variable Rate Demand Solid Waste Disposal Facility Revenue Bonds, Series 1998 (CityForest Corporation Project)

Ladies and Gentlemen:

This is a “Reset Notice” under purposes of the Indenture of Trust, dated as of March 1, 1998 (the “Indenture”) entered into in connection with the issuance of the captioned bonds. Terms are used herein with the meanings assigned to them in the Indenture.

The Borrower hereby specifies the date___________________, _______, as a Proposed Conversion Date and February 28, ___ as the termination of the first Reset Period.

The Borrower hereby requests the assignment of stated maturities of the Bonds during such Reset Period in accordance with Section 301 of the Indenture and the establishment (by [insert name of Remarketing Agent] as Remarketing Agent) of the Adjusted Interest Rates to be in effect during such Reset Period in accordance with the Indenture. [The Credit Facility to be in effect during the first Reset Period is a _____________________, issued by ______________________, a ____________________________.] [No Credit Facility shall be in effect during such Reset Period.] [The Debt Service Reserve Fund [should] [should not] be liquidated prior to such Reset Period.]

Exhibit C - Page 1

Delivered herewith are the Bond Counsel opinion and the undertaking of the Remarketing Agent required by Section 302(B)(1) of the Indenture.

Very truly yours,

CITYFOREST CORPORATION

By:
Borrower’s Representative

Exhibit C - Page 2

EXHIBIT D

FORM OF REQUISITION

Requisition No

To:	Attn: Corporate Trust Department

Re:	$27,000,000
City of Ladysmith, Wisconsin
Variable Rate Demand Solid Waste Disposal Facility Revenue Bonds, Series 1998 (CityForest Corporation Project)

This Borrower’s Requisition is delivered to you pursuant to Section 3.02 and Section 3.03 of the Loan Agreement, dated as of March 1, 1998, (the “Loan Agreement”), by and between CityForest Corporation, a Minnesota corporation (the “Borrower”), and the City of Ladysmith, Wisconsin, a political subdivision and body corporate and politic created under the laws of the State of Wisconsin (the “Issuer”). Reference is made to the Cost of Issuance Fund and the Construction Fund created in Sections 602 and 603, respectively, of the Indenture of Trust (the “Indenture”), dated as of March 1, 1998, between the Issuer and you, securing the captioned bonds.

The Borrower hereby requisitions from the Construction Fund the amounts indicated below:

Categorical Purpose		Amount Requisitioned
A.

To allocate to or pay (or reimburse the Borrower for) the Engineering Costs or the Basic Project Costs of the Project described in the definition of Eligible Costs of the Project in Section 1.01 of the Loan Agreement

$
B.

To allocate to or pay (or reimburse the Borrower for) the Other Costs described in the definition of Eligible Costs of the Project in Section 1.01 of the Loan Agreement and specified in the Opinion of Bond Counsel attached

$
C.	To allocate to or pay the Capitalized Interest Costs described in the definition of Eligible Costs of the Project in Section 1.01 of the Loan Agreement	$

Exhibit D - Page 1

The Borrower hereby requisitions from the Cost of Issuance Fund the amount indicated below:

D.	To allocate to or pay (or reimburse the Borrower for) the Bond Issuance Costs described in the definition of Eligible Costs of the Project in Section 1.01 of the Loan Agreement	$
	TOTAL REQUISITION AMOUNT	$

In support of this requisition, the undersigned hereby certifies as follows:

1. He (She) is the Borrower’s Representative, that is, the person or, in such person’s absence, the alternate person, designated in a Borrower’s Certificate as the person authorized to execute and deliver Requisitions and to give Trust Fund investment directions on behalf of the Borrower.

2. The amounts, if any, requisitioned for Categorical Purpose A. above:

(a) have been incurred by Borrower or paid by the Borrower and are hereby allocated to the Eligible Costs of the Project described in Schedule A hereto which corresponds to Exhibit E of the Loan Agreement;

(b) have been incurred or paid by Borrower for land or property of a character subject to the allowance for depreciation under Section 167 of the Internal Revenue Code except as otherwise indicated in Schedule A attached hereto;

(c) were incurred or paid by Borrower after November 13, 1995; and

(d) are chargeable to the capital account of the Project or would be so chargeable either with a proper election of the Borrower or but for a proper election by the Borrower to deduct such amounts.

3. The amounts, if any, requisitioned for Categorical Purpose D. above:

(a) have been incurred by the Borrower or paid by the Borrower and are hereby allocated to the Eligible Costs of the Project described in Schedule D attached hereto which correspond to Exhibit D of the Loan Agreement; and

(b) have been or will be capitalized by the Borrower for Federal income tax purposes.

4. The estimated completion date of the Project now is                                                 , 19     . The Borrower is not in default under the Loan Agreement, except as follows (if no default exists, so state):

.

Exhibit D - Page 2

Nothing has occurred to the knowledge of the undersigned which will prevent the performance by the Borrower of its obligations under the Loan Agreement, except as follows (if none, so state):

.

5. No Borrower’s Requisition has previously been submitted in respect of the costs which form a basis for this Borrower’s Requisition.

6. You are hereby requested to pay the Total Requisition Amount in the following manner:

(a) To the Borrower by check; or

(b) To the Borrower by deposit in its general account (No.                          ) maintained at                                                                                                                                                                          ; or

(c) Other:                                                                                                                                                                                                                .

Executed by the undersigned on                                         , 199     .

7. Attached hereto is the requisition form to the Credit Facility Provider approved by the Independent Engineer.

CITYFOREST CORPORATION

By
Its (Alternate) Borrower’s Representative

Exhibit D - Page 3

EXHIBIT E

It is noted that items under the heading “Qualified” represent Eligible Costs of the Project and that such Qualified amounts exceed the amount of Bonds proceeds.

Cost of Expansion and Upgrade:	Qualified
Engineering - Prespent	$413,610

Engineering	1,441,411

Voith Contract	12,117,558

DIP Equipment	936,672

DIP Spares	97,174

PM#4 AC Drives	1,243,880

PM#4 Equipment	2,461,532

DCS & Field Devices	1,464,282

Buildings	7,615,766

Processing Piping and Eqp. Install	4,613,850

Electrical	1,520,726

Construction Mgmt. & Sub. Mgmt	918,683

Boldt Project Mgmt. Services	96,915

Total	$34,942,059

Capitalized Interest

Capitalized Interest - Bond	3,500,000	*

Total	$3,500,000

Debt Service Reserve Fund	1,000,000

Transaction Costs

Qualified at 2%	$540,000

Total	$1,540,000

Total All	$39,982,059

* Estimated.

Exhibit E - Page 1